As filed with the Securities and Exchange Commission on March 9, 2004.

Registration No. 33-41279

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eateries, Inc.

(Exact name of Registrant as specified in its charter)

Oklahoma	73-1230348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Eateries, Inc.

1220 South Santa Fe

Oklahoma City, OK 73003

(405) 705-5070

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

EATERIES, INC.

OMNIBUS EQUITY COMPENSATION PLAN

(full title of the plans)

Bradley L. Grow

Chief Financial Officer

Eateries, Inc.

1220 South Santa Fe

Oklahoma City, OK 73003

(405) 705-5058

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Del L. Gustafson, Esq.

Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

320 South Boston Ave., Suite 400

Tulsa, OK 74103

DEREGISTRATION OF SECURITIES

On June 19, 1991, Eateries, Inc. ("Eateries") filed a registration statement on Form S-8 No. 33-41279 for the purpose of registering 2,692,037 shares of its common stock, par value $0.02 per share ("Common Stock"), to be issued under the Eateries, Inc. Omnibus Equity Compensation Plan. Eateries is filing this Post-Effective Amendment No. 1 to that registration statement to deregister any and all remaining unsold shares of Common Stock covered by such registration statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to From S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, State of Oklahoma, on this 9th day of March, 2004.

EATERIES, INC.

By:	/s/ Bradley L. Grow

Bradley L. Grow
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities indicated below on this 9th day of March, 2004.

Signature	Title

Vincent F. Orza, Jr.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

James M. Burke	Director

Edward D. Orza	Director

Thomas F. Golden	Director

Phillip Friedman	Director

Larry Kordisch	Director

Patricia L. Orza	Director